Exhibit 107

Calculation of Filing Fee Tables

Schedule TO

(Form Type)

Chesapeake Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1—Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	$2,421,149,576.60	$92.70 per $1,000,000	$224,440.57
Fees Previously Paid
Total Transaction Valuation			$2,421,149,576.60
Total Fees Due for Filing			$224,440.57
Total Fee Offsets			$224,440.57	(3)
Net Fee Due			–

Table 2-Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed		Fee paid with fee offset source
Fee Offset Claims		S-4	333-266961	August 18, 2022		$224,440.57	(3)
Fee Offset Sources	Chesapeake Energy Corporation	S-4	333-266961		August 18, 2022			$224,440.57	(3)

(1)	The transaction valuation is estimated solely for purposes of calculating the amount of the filing fee. Chesapeake Energy Corporation (the “Company”) is offering holders of (i) 9,751,853 Class A warrants, (ii) 12,290,669 Class B warrants and (iii) 11,269,865 Class C warrants, each to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), outstanding as of August 17, 2022 the opportunity to exchange such warrants and receive a number of shares of Common Stock to be determined over a ten trading day volume-weighted average trading price measurement period.(3) The transaction value was determined by using the average of the high and low prices of each of the Class A warrants, Class B warrants, and Class C warrants on in the consolidated reporting system on August 15, 2022, which were $76.88 per Class A warrant, $73.19 per Class B warrant and $68.49 per Class C warrant.

(2)	The amount of the filing fee assumes that all outstanding Class A warrants, Class B warrants and Class C warrants of the Company will be exchanged.

(3)	The Company previously paid $224,440.57 upon the initial filing of its Registration Statement on Form S-4 on August 18, 2022 in connection with the transactions reported hereby.